Exhibit 99.1

Altiris Reports Second Quarter 2003 Financial Results

Salt Lake City, Utah – July 28, 2003 – Altiris, Inc. (Nasdaq: ATRS), a leader in systems management solutions that reduce the total cost of owning information technology (IT), today announced financial results for the three and six-month periods ended June 30, 2003.

For the three-month period, the Company reported total revenue of $22.8 million, an increase of 71% over the second quarter of 2002, and 15% over the first quarter of 2003, excluding the effects of the Microsoft Management Summit (MMS) in each of the prior periods. The Company reported net income of $3.3 million, or $0.15 per diluted share, which compares to a net loss of $105,000, or ($0.01) per diluted share, reported in the second quarter of 2002, and net income of $2.5 million, or $0.11 per diluted share, reported in the first quarter of 2003.

On a pro forma basis, the Company reported net income of $2.6 million, or $0.11 per diluted share, for the second quarter of 2003, excluding non-cash charges of $148,000 related to amortization of acquired intellectual property, $18,000 of amortization of intangible assets, and $332,000 in stock-based compensation, offset by applying a normalized estimated effective tax rate of 38%. This compares to pro forma net income of $1.1 million, or $0.06 per diluted share, reported in the second quarter of 2002, and pro forma net income of $1.9 million, or $0.09 per diluted share, reported in the first quarter of 2003.

The Company reported license revenue of $15.1 million, representing a 78% increase over the second quarter of 2002 and a 17% increase over the first quarter of 2003. Service revenue for the second quarter of 2003 was $7.8 million, a 60% increase over the second quarter of 2002 and an 11% increase over the first quarter of 2003, excluding the MMS in both prior quarters. The Company generated $2.3 million in cash from operations and closed the quarter with $74.0 million in cash and marketable securities.

“We are pleased to report another quarter of strong financial results, good customer wins and meaningful progress in our channel relationships with HP, Dell, systems integrators and value added resellers (VARs),” commented Greg Butterfield, president and chief executive officer of Altiris. “In the second quarter we had solid sales activity in all channels and geographies, and continued to experience growth in the size and scope of our transactions. We performed well competitively, winning several major deals in conjunction with our partners. Existing customers accounted for 62% of business, a vote of confidence in our product capabilities and validation of strong customer satisfaction.

“We continued to capitalize on our relationship with HP in the second quarter, increasing revenue from server sales, and jointly developing leading edge solutions for improved IT management. Our alliance with Dell continued to gain traction, on both a sales and strategic level, and we further expanded our joint offerings and capabilities, and won several high quality customer opportunities. We are particularly encouraged by the strength of the systems integrator and VAR channels,” concluded Butterfield.

For the six-month period ended June 30, 2003, the Company reported revenue of $43.7 million, an increase of 52% over $28.8 million reported for the same period of 2002. In addition, the Company reported net income for common shares, based on accounting principals generally accepted in the United States of America (GAAP), of $5.8 million, or $0.26 per diluted share, as compared to a GAAP net loss for common shares of $15.1 million, or ($1.35) per diluted share, for the same period of 2002. On a pro forma basis, the Company reported net income of $4.5 million, or $0.20 per diluted share, as compared to net income of $1.0 million, or $0.06 per diluted share, reported for the same period of last year. Pro forma net income in 2003 excludes $960,000 in non-cash charges related to the amortization of acquired intellectual property and stock-based compensation. For 2002, pro forma net income excludes $2.7 million in non-cash charges related to the amortization of acquired intellectual property and stock-based compensation and $13.8 million in deemed dividends attributable to preferred stockholders.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s second quarter results on Monday, July 28, 2003 starting at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations section of the company’s web site at http://www.altiris.com/company/investor/. For those unable to listen to the live webcast, a replay of the call will also be available on the Altiris website, or by dialing 800-405-2236 and entering passcode 546095.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and webcast to be broadcast on July 28, 2003 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our website at http://www.altiris.com/company/investor/. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company’s cash performance for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income for amortization of acquisition-related intellectual property, intellectual property, amortization of other acquired intangible assets such as customer lists and work force, stock-based compensation and deemed dividends attributable to preferred stockholders.

About Altiris

Altiris, Inc. is a leading provider of software products and services that enable organizations to manage IT assets throughout their lifecycles. Our comprehensive client management, server provisioning and asset management suites are designed to address the challenges that IT professionals face in deploying, migrating, backing up and restoring software settings on multiple hardware devices; provisioning and managing servers; tracking performance and diagnostic metrics for hardware and software; taking inventory of existing IT assets; and facilitating problem resolution for hardware or software failures. We believe that the comprehensive functionality of our products, combined with their ease of use, allows an organization to lower its total cost of ownership. For more information, visit www.altiris.com

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our advancing our leadership in IT lifecycle management, our long-term market position, and our market opportunity and performance expectations. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history, fluctuations in our future quarterly operating results, any deterioration of our relationships with HP, Dell, Microsoft and other OEMs, VARs, systems integrators, and indirect sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, and such other risks as identified in our quarterly report on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission and all subsequent filings, including registration statements, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

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(Table to follow)

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries.

Altiris contact: Susan Richards Altiris Inc. 801-805-2783 srichards@altiris.com	Investor contacts: Erica Abrams, Annie Palmore the blueshirt group for Altiris 415-217-7722 erica@blueshirtgroup.com annie@blueshirtgroup.com

Altiris, Inc.

Consolidated Balance Sheets

(Unaudited)

(in 000’s)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and marketable securities	$74,025	$72,931
Accounts receivable, net	22,310	11,856
Prepaid expenses and other current assets	2,138	1,069

Total current assets	98,473	85,856

Property and equipment, net	3,321	3,035
Intangible assets, net	509	849
Other assets	96	93

Total Assets	$102,399	$89,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	1,010	871
Current portion of note payable	—	144
Accounts payable	1,771	1,311
Accrued salaries and benefits	3,399	3,232
Other accrued expenses	2,448	3,599
Deferred revenue	14,239	11,346

Total current liabilities	22,867	20,503

Capital lease obligations, net of current portion	772	780
Deferred revenue, non-current	4,027	2,632

Total liabilities	27,666	23,915

Stockholders’ equity:
Common stock	2	2
Additional paid in capital	93,838	91,659
Deferred compensation	(1,592)	(2,311)
Accumulated other comprehensive income	218	83
Accumulated deficit	(17,733)	(23,515)

Total stockholders’ equity	74,733	65,918

Total liabilities and stockholders’ equity	$102,399	$89,833

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Software	$15,051	$8,453	$27,862	$15,734
Services	7,765	8,751	15,798	13,032

Total revenue	22,816	17,204	43,660	28,766

Cost of revenue:
Software	152	323	351	475
Amortization of acquired IP	148	286	296	1,399
Services	1,807	3,608	4,298	4,420

Total cost of revenue	2,107	4,217	4,945	6,294

Gross profit	20,709	12,987	38,715	22,472

Operating expenses:
Sales and marketing	9,648	6,720	17,860	12,268
Research and development	5,909	3,746	11,283	7,257
General and administrative	2,032	1,764	3,834	3,200
Amortization of intangible assets	18	—	41	25
Stock-based compensation	332	763	664	1,300

Total operating expenses	17,939	12,993	33,682	24,050

Income (loss) from operations	2,770	(6)	5,033	(1,578)
Other income (expense), net	855	725	1,213	473

Income (loss) before income taxes	3,625	719	6,246	(1,105)
Provision for income taxes	(327)	(243)	(464)	(243)

Net income (loss)	$3,298	$476	$5,782	$(1,348)
Deemed preferred shareholder dividend	—	(581)	—	(13,781)

Net income (loss) for common shares	$3,298	$(105)	$5,782	$(15,129)

Basic net income (loss) per share	$0.16	$(0.01)	$0.28	$(1.35)

Diluted net income (loss) per share	$0.15	$(0.01)	$0.26	$(1.35)

Basic shares	21,129	13,117	20,823	11,174

Diluted shares	22,546	13,117	22,159	11,174

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
PRO FORMA ADJUSTMENTS

GAAP income (loss) before income taxes	$3,625	$719	$6,246	$(1,105)

Add back:
Amortization of acquired IP	148	286	296	1,399
Amortization of intangible assets	18	—	41	25
Stock-based compensation	332	763	664	1,300

Pro forma income before income taxes	4,123	1,768	7,247	1,619
Pro forma provision (benefit) for income taxes (38%)	(1,567)	(672)	(2,754)	(615)

Pro forma net income	$2,556	$1,096	$4,493	$1,004

Pro forma net income per share:
Basic	$0.12	$0.08	$0.22	$0.09

Diluted	$0.11	$0.06	$0.20	$0.06

Shares used to compute pro forma net income per share:
Basic	21,129	13,117	20,823	11,174

Diluted	22,546	18,071	22,159	17,086